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                                                                   EXHIBIT 10.10


                            BDS BUSINESS CENTER, INC.

                           INVESTORS' RIGHTS AGREEMENT

                                   DATED AS OF

                                 AUGUST 20, 1999
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                                TABLE OF CONTENTS

                                                                            Page

1.       Definitions.......................................................   1
         1.1      Capitalized Terms........................................   1
         1.2      Definitions..............................................   1

2.       Registration Rights...............................................   4
         2.1      Demand Registration Rights...............................   4
         2.2      Company Registration.....................................   6
         2.3      Obligations of the Company...............................   6
         2.4      Furnish Information......................................   9
         2.5      Expenses of Registration.................................   9
         2.6      Underwriting Requirements................................   9
         2.7      Damages..................................................  10
         2.8      Indemnification..........................................  10
         2.9      Reports Under Securities Exchange Act of 1934............  13
         2.10     Form S-3 Registration....................................  14
         2.11     Assignment of Registration Rights........................  14
         2.12     Limitations on Subsequent Registration Rights............  15
         2.13     "Market Stand-Off" Agreement.............................  15
         2.14     "Lock-Up" Agreement......................................  15
         2.15     Amendments...............................................  16

3.       Covenants of the Company..........................................  16
         3.1      Pre-emptive Rights.......................................  16
         3.2      Delivery of Financial Statements.........................  17
         3.3      Budget and Operating Forecast: Inspection................  18
         3.4      Board of Directors; Meetings; Indemnification............  18
         3.5      Board Observation Rights.................................  19
         3.6      Composition of Board Committees..........................  19
         3.7      Positive Covenants.......................................  20

4.       Miscellaneous.....................................................  22
         4.1      Survival of Covenants....................................  22
         4.2      Legend on Securities.....................................  22
         4.3      Successors and Assigns...................................  22
         4.4      Governing Law............................................  23
         4.5      Counterparts.............................................  23
         4.6      Titles and Subtitles; Gender.............................  23
         4.7      Notices..................................................  23
         4.8      Expenses.................................................  23
         4.9      Amendments and Waivers...................................  23
         4.10     Severability.............................................  24
         4.11     Aggregation of Stock.....................................  24
         4.12     Entire Agreement; Amendment; Waiver......................  24


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                           INVESTORS' RIGHTS AGREEMENT


         THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 20th day of August, 1999, by and between BDS Business Center, Inc., a Delaware corporation (the "Company") and the investors named on Schedule A attached hereto (collectively, the "Investors," and each individually, an "Investor").

                                    RECITALS

         WHEREAS, the Company and the Investors are parties to the Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

         WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       DEFINITIONS.

                  1.1 Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                  1.2 Definitions. The following capitalized terms as used in this Agreement shall have the meanings set forth below.

                           (a) An "Affiliate" of any Person shall mean a Person
that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

                           (b) The term "Board of Directors" shall mean the
Board of Directors of the Company.

                           (c) The term "Change in Control" shall mean a change
in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or (iii) the acquisition, directly or indirectly, by any person or related group of persons
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(other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board recommends such stockholders accept.

                           (d) The term "Common Stock" shall mean the Common
Stock, and any other securities into which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                           (e) The term "Form S-3" shall mean such form under
the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC in lieu of such form as currently in effect which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (f) The term "Holder" shall mean any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.11 hereof.

                           (g) The term "Initial Public Offering" shall mean the
initial sale of securities pursuant to an effective registration statement filed by the Company under the Securities Act (as hereinafter defined) in connection with a firm commitment underwritten offering of its securities to the general public.

                           (h) The term "Investor" shall mean an Investor or its
Permitted Transferees.

                           (i) The term "J.H. Whitney Investors" shall mean J.H.
Whitney III, L.P., Whitney Strategic Partners III, L.P. and their respective Permitted Transferees.

                           (j) The term "MSVP Investors" shall mean Morgan
Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P., The Morgan Stanley Venture Partners Entrepreneur Fund, L.P., and their respective Permitted Transferees.

                           (k) The term "1934 Act" shall mean the Securities
Exchange Act of 1934, as amended.

                           (l) The term "Permitted Transferee" shall mean with
respect to any Investor, (i) the spouse, children, grandchildren or parents thereof, or a trust of which such Investor is the settlor and a trustee for the benefit of such spouse, children or parents, provided that any such trust does not require or permit distribution of any Registrable Securities during the term of this Agreement, (ii) any such Investor's affiliates, partners, retired partners, members, employees (provided the number of employees of any Investor who may be Permitted Transferees shall not exceed 30), general partners or managing members of such Investor; (iii) a liquidating trust established for the benefit of any partners or members of such Investor; (iv) any investment fund or other entity controlled or managed by an Affiliate of such Investor; and (v)

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any person who acquires at least twenty-five (25%) of (A) the shares of Series B
Convertible Preferred Stock or Common Stock issued upon conversion of such shares or (B) the shares of Common Stock initially issued pursuant to the Purchase Agreement, provided that the Company has been provided with written notice of such transfer and such person agrees in writing to be bound by the terms of this Agreement.

                           (m) The term "Person" shall mean an individual, a
corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company, and any other entity or organization, governmental or otherwise.

                           (n) The term "Preferred Stock" shall mean the Series
A Redeemable Preferred Stock and the Series B Convertible Preferred Stock, and any other securities into which the Preferred Stock may be converted or exchanged pursuant to a plan or recapitalization, reorganization, merger, sale of assets or otherwise.

                           (o) The term "Pro Rata Share" shall mean the
percentage that the Shares held by the Investors then represents of all Common Stock of the Company then outstanding, giving effect to the conversion of convertible securities and assuming the exercise of all vested outstanding options, warrants or subscription rights for Common Stock.

                           (p) The terms "register," "registered," and
"registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (q) The term "Registrable Securities" shall mean (i)
the Common Stock issuable or issued upon conversion of the Series B Convertible Preferred Stock and held by the Investors or their Permitted Transferees (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected), (ii) the Common Stock initially issued pursuant to the Purchase Agreement and held by the Investors or their Permitted Transferees, (iii) any Common Stock that may be subsequently issued pursuant to the Purchase Agreement and held by the Investors or their Permitted Transferees, (iv) any shares of Common Stock held by any Permitted Transferees, and (v) any shares of Common Stock issued or issuable with respect to any such shares described in clause (i), (ii), (iii) or (iv) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act or (iii) that may be sold to the public under Rule 144(k) of the Securities Act.

                           (r) The number of shares of "Registrable Securities
then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.


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                           (s) The term "SEC" shall mean the Securities and
Exchange Commission.

                           (t) The term "Securities Act" shall mean the
Securities Act of 1933, as amended.

                           (u) The term "Shares" shall mean the shares of Common
Stock (including the Common Stock issuable or issued upon conversion of the Series B Convertible Preferred Stock), Series B Convertible Preferred Stock and any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         2.       REGISTRATION RIGHTS.

                  2.1 Demand Registration Rights.

                           (a) If the Company shall receive at any time after
one hundred and eighty (180) days after the effective date of the first registration statement for an Initial Public Offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from either the MSVP Investors or the J.H. Whitney Investors that the Company file a registration statement under the Securities Act covering the registration and sale of Registrable Securities and such other securities (if any) then outstanding and held by the Investors at an aggregate price to the public (net of any underwriters' discounts and commissions) of at least Ten Million Dollars ($10,000,000), then the Company shall:

                                    (i) within ten (10) days of the receipt
         thereof, give written notice of such request to all Investors; and

                                    (ii) file, as soon as practicable and in any
         event within ninety (90) days of the receipt of such request, a registration statement with the SEC under the Securities Act covering all Registrable Securities which the Investors request to be registered (such request having been made within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.7) subject to the limitations of Section 2.1(b), and thereafter to use its reasonable best efforts to cause the registration statement to be declared effective as soon as practicable.

                           (b) If the Holders initiating the registration
request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 2.1(a) and the Company shall include such information in the written notice referred to in Section 2.1(a). The managing underwriter will be selected by the Company and shall be reasonably acceptable to 50.01% in interest of the Initiating Holders. In such event, the right of any Investor to include his Registrable Securities in such registration shall be conditioned upon such Investor's participation in such underwriting and the inclusion of such

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Investor's Registrable Securities in the underwriting (unless otherwise mutually agreed by 50.01% in interest of the Initiating Holders and such Investor) to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(j)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any other Persons (other than the Investors holding Registrable Securities) having a contractual, incidental "piggyback" right to include such securities in the registration statement, (ii) second, shares sought to be registered by the Company, (iii) third, Registrable Securities of Holders who are not Investors, and (iv) fourth, Registrable Securities held by the Investors, it being understood that no shares shall be registered for the account of the Company or any stockholder other than the Investors unless all Registrable Securities for which Investors have requested registration have been registered. If there is a reduction of the number of Registrable Securities pursuant to clauses (ii), (iii) or (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each tranche).

                           (c) The Company may not cause any other registration
of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred eighty (180) days following the effective date of the Company's initial public offering and ninety (90) days following the effective date of any registration required pursuant to this Section 2.

                           (d) Notwithstanding the foregoing, if the Company
shall furnish to Holders requesting a registration statement pursuant to this
Section 2.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred and eighty (180) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                           (e) In addition, the Company shall not be obligated
to effect, or to take any action to effect, any registration pursuant to this
Section 2.1:

                                    (i) After the Company has effected one (1)
         registration requested by the MSVP Investors and one (1) registration requested by the J.H. Whitney Investors pursuant to this Section 2.1 and such registrations have been declared or ordered effective, unless one or both such registrations are on Form S-3, in which case the Company may be required to effect more than two registrations pursuant to this Section 2.1;



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                                    (ii) During the period starting with the
         date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith its reasonable best efforts to cause such registration statement to become effective; or

                                    (iii) If the Initiating Holders propose to
         dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section
         2.10 below.

                  2.2 Company Registration. If the Company at any time proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Initial Public Offering or a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder at least thirty (30) days written notice of its intention to do so. Upon the written request of each Holder given within twenty (20) days after receipt of such notice by the Holder in accordance with Section 5.7, the Company shall use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in an underwritten public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that the shares to be excluded shall be determined in the following order of priority: (i) first, securities held by any Persons not having any such contractual, incidental registration rights, (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement and (iii) third, Registrable Securities held by the Investors; provided that in no event shall the amount of Registrable Securities of the selling Investors be included in such delivery be reduced below Twenty Percent (20%) of the total amount of securities to be included in such offering, in which case, the Investors may be excluded if any managing underwriter advises as provided above and no other stockholder's securities are included.

                  2.3 Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

                           (a) Prepare and file with the SEC, within ninety (90)
days of the receipt of a request pursuant to this Section 2, a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply in all material respects with the requirements of the SEC, and use its reasonable best efforts to cause such registration statement to become and remain effective until the completion of the proposed offering (but for no more than One Hundred Eighty (180) days); provided, however, that (i) such

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One Hundred Eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such One Hundred Eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement;

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all of the securities covered by such registration statement;

                           (c) Furnish to the Holders and the underwriters, if
any, such numbers of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the sale or other disposition of the securities owned by them;

                           (d) Use its reasonable best efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things that may be necessary under such securities and blue sky laws to enable such selling Holders to consummate the sale or other disposition of the securities owned by them; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (e) Within a reasonable time before each filing of
the registration statement or prospectus or amendments or supplements thereto with the SEC, furnish to counsel selected by any holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel;

                           (f) Promptly notify each selling Holder of
Registrable Securities, such selling Holder's counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the

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making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (g) Use its reasonable best efforts to prevent the
issuance of any order suspending the effectiveness of a registration statement and, if one is issued, use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

                           (h) If requested by the managing underwriter or
underwriters (if any), any selling Holder, or such selling Holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling Holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                           (i) Make available to each selling Holder, any
underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the "Inspectors"), upon request, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

                           (j) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or underwriters of such offering;

                           (k) Cause all such Registrable Securities registered
pursuant to such registration statement to be listed on each securities exchange or quoted on the quotation system on which the Company's Common Stock is then listed or quoted (or if the Common Stock of the Company is not yet listed or quoted, then on such exchange or quotation system as the selling Holders of Registrable Securities and the Company shall mutually agree);


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                           (l) Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                           (m) Furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

                           (n) Otherwise use its reasonable best efforts to
comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

                           (o) Otherwise cooperate with the underwriter(s), the
SEC and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

                  2.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall reasonably be required to effect the registration of such Holder's Registrable Securities.

                  2.5 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, Section 2.2 (which right may be assigned as provided in Section 2.11) or Section 2.10, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of a single counsel for the selling Holders shall be borne by the Company; provided, however, that the selling Holders shall bear the fees and expenses of counsel for the selling Holders in excess of Twenty Five Thousand Dollars ($25,000) for any single registration, filing or qualification.

                  2.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be

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required under Section 2.2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering unless such offering is pursuant to another stockholder's demand right in which case the selling Holders may be excluded if the underwriters make the determination described above.

                  2.7 Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

                  2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                           (a) The Company shall indemnify and hold harmless
each selling Holder, each underwriter (as defined in the Securities Act) and each Person who participates in the offering of securities under such registration statement, and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively, the "Indemnified Person"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (joint or several), or actions in respect thereof, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law which arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, and the Company shall pay to each such Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable to any Indemnified Person in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Person expressly for use therein.

                           (b) To the extent permitted by law, each selling
Holder of Registrable Securities included in such registration being effected shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each underwriter, any other Holder selling securities in such registration statement and any Person who controls (within the meaning of the Securities Act) the Company, such underwriter or such Holder (individually or collectively, also the "Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several), or actions in respect thereof, to which they may become subject, under the Securities Act or any other statute or at common law, which arise out of or are based upon any other statute or at common law, which arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances in which such statements were made, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein; and such selling holder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that such selling Holder's obligations hereunder shall be limited to an amount equal to the proceeds (net of underwriting discounts, commissions and expenses) to such selling Holder of the securities sold in any such registration; and provided further, that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

                           (c) Promptly after receipt by an indemnified party
under this Section 2.8 of a complaint, claim or notice of the commencement of any liability or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, promptly notify the indemnifying party of such complaint, claim, notice or action, and such indemnifying party shall have the right to investigate and assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and the expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to promptly defend, in which case the reasonable fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party for any losses, claims, damages or liabilities emanating from such action for which indemnification would otherwise be available under this Section 2.8, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's prior written consent which shall not be unreasonably withheld.

                           (d) If the indemnification provided for in this
Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Stockholders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the selling Holders of Registrable Securities and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling Holders of Registrable Securities and the underwriters shall be deemed to be in the same respective proportions that the proceeds from the offering received by the Company and the selling Holders of Registrable Securities and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling Holders of Registrable Securities and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Holders of Registrable Securities or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the selling Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 2.8 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Stockholder be required to contribute any amount under this Section 2.8 in excess of the proceeds (net of underwriting discounts, commissions and expenses) received by such Selling Stockholder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                           (e) The obligations of the Company and Holders under
this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise, and the termination of this Agreement.

                  2.9 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 (together, with any successor rule, Rule 144) promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, provided the Company is qualified to register securities on Form S-3 (or any successor form), the Company agrees to:

                           (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, and all action as may be required as a condition to the availability of SEC Rule 144;

                           (b) take such action, including the voluntary
registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           (c) use its reasonable best efforts to file with the
SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act;

                           (d) furnish to any Holder, so long as the Holder owns
any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

                           (e) facilitate and expedite transfers of Registrable
Securities pursuant to SEC Rule 144, including providing timely notice to its transfer agent to expedite such transfers.

                  2.10 Form S-3 Registration. After the first public offering of its securities registered under the Securities Act, the Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a) promptly give at least thirty (30) days written
notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                           (b) as soon as practicable, effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.10: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than Three Million Dollars ($3,000,000); (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.10; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.10; (5) if the Company has already effected three (3) registrations on Form S-3 for the Holders pursuant to the Section 2.10; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c) Subject to the foregoing, the Company shall file
a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.10 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.

                  2.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a Permitted Transferee of such Registrable Securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.13 below.

                  2.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding 50.01% of the outstanding Registrable Securities held by the Investors, (a) allow purchasers of the Company's securities to become a party to this Agreement or (b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

                  2.13 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                           (a) such agreement shall be applicable only to the
first such registration statement of the Company which covers Common Stock to be sold on its behalf to the public in an underwritten offering;

                           (b) officers and directors of the Company, all
holders of more than Five Percent (5%) of the outstanding capital stock of the Company, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                           (c) such market stand-off time period shall not
exceed one hundred eighty (180) days.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investors (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                  2.14 "Lock-Up" Agreement. Each Investor hereby agrees that, during the one-year period continuing to and including August 20, 2000, such Investor will not directly or indirectly offer, sell, contract to sell, make any short sale, pledge, grant any option to purchase or otherwise dispose of or enter into any hedging transaction that is likely to result in a transfer of, any Registrable Securities, except in connection with the redemption by the Company of the shares of Series A Redeemable Preferred Stock in connection with Qualified Public Offering;

provided, however, that this Section 2.14 shall terminate and be of no further force or effect upon a Change in Control.

                  2.15 Amendments. The provisions of this Section 2 may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the MSVP Investors and the J.H. Whitney Investors.

         3.       COVENANTS OF THE COMPANY.

         The Company agrees for the benefit of the Investors that it shall comply with the following covenants, provided that the covenants set forth in
Section 3.2 shall not be in effect during any period in which the Company is subject to the periodic reporting obligations set forth in Section 13(a) or
Section 15(d) of the 1934 Act and that all of the covenants set forth in this
Section 3 shall terminate as of the closing of the Company's first Qualified Public Offering (as defined in the Company's certificate of incorporation, as amended).

                  3.1 Pre-emptive Rights. So long as any shares of Series A Redeemable Preferred Stock or Series B Convertible Preferred Stock are outstanding, the Company hereby grants the Investors certain pre-emptive rights with respect to future sales of equity securities by the Company. The Company agrees that it will not sell or issue any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Securities"), unless the Company shall first submit a written offering of such Securities to the Stockholders in accordance with the following provisions:

                  (1) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) that the Company is offering such Securities, (ii) the number of such Securities to be offered, and (iii) the price and material terms, if any, upon which it proposes to offer such Securities, and offering the Investors the opportunity to purchase their Pro Rata Share of the Securities on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such Securities to a third party or parties.

                  (2) Within twenty (20) days after receipt of the Notice, the Investors may elect to purchase or obtain, at the price and on the terms and conditions specified in the Notice, up to their Pro Rata Share of such Securities. The Company shall promptly, in writing, inform each Investor who purchases all the Securities available to it (each a "Fully Exercising Investor") of any other Investor's failure to do likewise. During the ten (10) day period commencing after the receipt of such information, each Fully Exercising Investor shall be entitled to obtain that portion of the Securities not subscribed for by the other Investors which is equal to the proportion that the number of Shares issued and held by, or issuable to, such Fully Exercising Investor bears to the total number of Shares issued and held by, or issuable to, all Fully Exercising Investors who wish to purchase some of the unsubscribed Securities.

                  (3) If all Securities referred to in the Notice which the Investors are entitled to obtain pursuant to Section 3.1(1) are not elected to be obtained as provided in Section 3.1(2) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in
Section 3.1(2) hereof, offer the remaining unsubscribed portion of such

Securities to any person or persons at a price not less than, and upon terms and conditions no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within three (3) months of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first re-offered to the Investors in accordance herewith.

                  (4) The pre-emptive rights in this Section 3.1 shall not be applicable (i) to the issuance or sale of not more than Ten Million One Hundred Fifty Thousand (10,150,000) shares of Common Stock (or the grant of options therefor) (such number to be equitably adjusted to compensate for stock splits, stock dividends, stock combinations and similar events) under the 1998 Employee Stock Option and Performance Incentive Plan and 1999 Stock Option and Incentive Plan (together, the "Option Plans"), (ii) with respect to, or after consummation of, a Qualified Public Offering as defined in the Certificate of Designations of Series B Preferred Stock or (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof. In addition, provided that the Board of Directors of the Company has approved each of the following issuances, which approval must include the approval of the MSVP Nominee and the Whitney Nominee (each as defined in the Stock Restriction Agreement), the pre-emptive rights in this
Section 3.1 shall not be applicable (i) to issuances or sales under the Option Plans (as may be amended) in excess of Ten Million One Hundred Fifty Thousand (10,150,000) shares of Common Stock, (ii) to the issuance of securities solely as consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity (including all or substantially all of the assets of a line of business or division of such entity), (iii) to the issuance of securities pursuant to any debt or lease financing transaction, or (iv) to the issuance of securities in connection with strategic transactions involving the Company and other entities, including, but not limited to, joint ventures, marketing or distribution arrangements, technology transfer arrangements or development arrangements.

                  (5) The pre-emptive rights set forth in this Section 3.1 may not be assigned or transferred except by the Investors to a Permitted Transferee.

                  3.2 Delivery of Financial Statements. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to each Investor the following reports:

                           (a) as soon as available and within ninety (90) days
after the end of each fiscal year commencing with the year ending December 31, 1999, a copy of the balance sheet of the Company as of the end of such year, together with statements of income and retained earnings and cash flow of the Company for such year, audited and reported on by independent public accountants of recognized national standing reasonably satisfactory to the Board of Directors, prepared in accordance with generally accepted accounting principles and practices consistently applied;

                           (b) as soon as available and in any event within
forty-five (45) days after the end of each quarter of each fiscal year commencing with the quarter ending

September 30, 1999, a copy of the balance sheet of the Company as of the end of such quarter, together with statements of income and retained earnings and cash flow of the Company for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, all in reasonable detail and certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in a manner consistent with generally accepted accounting principles and practices consistently applied; and

                           (c) as soon as available and in any event within
thirty (30) days after the end of each month commencing with the month ending June 30, 1999, an unaudited balance sheet of the Company as of the end of such month and unaudited statements of income and retained earnings and cash flow for the Company for such month, each of the foregoing balance sheets and statements of income and retained earnings (except those delivered pursuant to Section 3.2(c)) shall set forth in comparative form the corresponding figures for the corresponding fiscal period in the prior fiscal year; and

                           (d) such other information relating to the financial
condition, business, prospects or results of operations as Investors holding 25% or more of the Registrable Securities may reasonably request, including, without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 3.2.

                  3.3 Budget and Operating Forecast: Inspection.

                           (a) The Company will prepare and submit to the Board
of Directors of the Company a budget for the Company for each fiscal year of the Company at least thirty (30) days prior to the beginning of such fiscal year. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the Board of Directors of the Company and, thereupon, a copy of such budget promptly shall be sent to each Investor. The Company shall review the budget periodically and shall advise the Board of Directors of all material changes therein and all material deviations therefrom.

                           (b) The Company will, upon reasonable prior notice to
the Company, permit authorized representatives (including, without limitation, accountants and legal counsel) of any Investor, at the Investor's expense, to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested by any Investor; provided, that in the event any person exercising such inspection rights shall be someone other than an Investors' Nominee (as defined below) or a director designated by the Investors, the Company may, as a condition to the exercise of such visitation or inspection rights, require such person to execute a standard form non-disclosure agreement in form and substance satisfactory to the Company.

                  3.4 Board of Directors; Meetings; Indemnification. The Company will ensure that meetings of its Board of Directors are held at least four (4) times each year at intervals of not more than four (4) months. The Company shall reimburse each Investors' Nominee for reasonable travel expenses incurred in connection with attending meetings or other functions of the Board of Directors and for the Investors' Nominees' reasonable out-of-pocket costs associated with any other work performed at the request of, and on behalf of, the Company. The Charter and By-laws of the Company will in respect of all times during which any Investors' Nominee serves as a director of the Company provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law, and within ninety (90) days of the date hereof the Company shall obtain and maintain thereafter directors and officers' liability insurance coverage in such form and amount and from such insurance carrier as shall be reasonably satisfactory to the Investors and their special counsel covering, among other things, violations of federal or state securities laws by the Company and shall use its reasonable best efforts to obtain, prior to an Initial Public Offering, additional directors and officers' liability insurance coverage to include claims under the Securities Act and the 1934 Act.

                  3.5 Board Observation Rights. The Company agrees that, as long as Canaan Equity L.P. ("Canaan") owns at least 50% of the Common Stock (including the Common Stock issued or issuable upon conversion of the Series B Convertible Preferred Stock) purchased by Canaan pursuant to the terms of the Purchase Agreement, Canaan or its designee shall be permitted to have one representative attend each meeting of the Board of Directors of the Company and each meeting, which is material to the interests of the Series A Preferred Stock and the Series B Preferred Stock, of any Committee thereof (a "Relevant Committee") and to participate in all discussions during each such meeting. The Company shall send to Canaan and its designee the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members as the case may be. The Company shall also provide to Canaan and its designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or the Relevant Committee, except for information reasonably designated as proprietary information by the Board of Directors. Any notices, reports, minutes and consents provided to Canaan shall also be provided to the Investor Nominees (as defined below) at the same time and in the same manner.

                  3.6 Composition of Board Committees. The Company agrees to cause the Board of Directors to establish or maintain a Compensation Committee (which shall be charged with exclusive authority over all compensation matters with respect to the senior management of the Company and shall serve as the administering committee under the Option Plans and any future stock option plans) and an Audit Committee (which shall be charged with reviewing the Company's financial statements and accounting practices). The Compensation Committee shall be comprised of independent directors, one of whom shall be nominated by the MSVP Investors and one of whom shall be nominated by the J.H. Whitney Investors (collectively, the "Investor Nominees"). The MSVP Investors' and the J.H. Whitney Investors' respective right to nominate a member of the Compensation Committee shall terminate upon the earlier of (i) the date on which the Investors do not hold at least fifty percent (50%) of the shares of Common Stock issued to the Investors under the Purchase Agreement (including those shares of Common Stock issued or issuable upon conversion of the Series B Convertible Preferred Stock) or (ii) consummation of a merger, acquisition or sale of all or substantially all of the assets of the Corporation which has been approved by the Board of Directors unless the Corporation's stockholders of record as constituted immediately prior to such merger, acquisition or sale will, immediately after such merger, acquisition or sale (by virtue of securities issued as consideration for the Corporation's merger, acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                  3.7 Positive Covenants. So long as any shares of Series A Redeemable Preferred Stock or Series B Convertible Preferred Stock are outstanding, the Company agrees as follows:

                           (a) The Company will promptly pay and discharge, or
cause to be paid and discharged, when due and payable, all lawful Taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such Taxes, assessments, charges, or levies need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company;

                           (b) The Company will continue to engage principally
in the business now conducted by the Company or a business or businesses substantially similar thereto. The Company will keep in full force and effect its corporate existence and all Intellectual Property Rights useful in its business (except such rights as the Board of Directors has reasonably determined are not material to the continuing operations of the Company);

                           (c) The Company will keep its properties and those of
its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto; and the Company and its subsidiaries will at all times comply in all material respects with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

                           (d) The Company will comply in all material respects
with all applicable laws and regulations in the conduct of its business, including, without limitation, all applicable material federal and state securities laws in connection with the issuance of any shares of its capital stock;

                           (e) The Company will keep its assets and those of its
subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

                           (f) The Company will keep true records and books of
account in which full, true, and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis;

                           (g) The Company will promptly advise the Board of
Directors of any event which represents or is reasonably likely to result in a Material Adverse Effect, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, is reasonably likely to have a Material Adverse Effect. The Company will promptly advise the Board of Directors of any adverse developments relating to the Company's products or services, and any suit or proceeding commenced or threatened which is related to the Company's products or services which, if adversely determined, in the reasonable judgment of the Company, is reasonably likely to have a Material Adverse Effect;

                           (h) The compensation and other benefit arrangements
of any senior management of the Company shall be adjusted from time to time only by the Compensation Committee;

                           (i) All transactions by and between the Company and
any officer or key employee of the Company or persons controlling, controlled by, under common control with or otherwise affiliated with or members of the families of such officer or key employee (including compensation matters covered by Section 3.7(h) hereof), shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from unrelated persons and shall be approved in advance by a majority of the Board of Directors, including the Investors' Nominees, after full disclosure of the terms thereof;

                           (j) The Company shall maintain in full force and
effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business; and

                  The Company will retain independent public accountants of recognized national standing who shall certify the Company's financial statements at the end of each fiscal year. In the event the services of the Company's independent public accountants, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Investors and will request the firm of independent public accountants whose services are terminated to deliver to the Investors a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Investors the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof.

         4. COVENANT OF THE INVESTORS. The Investors agree that, prior to the earlier of (i) the consummation of a Qualified Public Offering or (ii) August 20, 2003, they or their Permitted Transferees will not transfer any of their shares to a Direct Competitor (as defined below) of the Company. For purposes of this Section 4, the term Direct Competitor shall mean a person engaged in information technology consulting or services in the same geographic areas as the Company and which provides services that are competitive with those of the Company. Nothing in this Section 4 shall prohibit transfers by any Investor to a Permitted Transferee.

         5. MISCELLANEOUS.

                  5.1 Survival of Covenants. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and, except as provided herein, shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

                  5.2 Legend on Securities. The Company and the Investors acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Investors or their Permitted Transferees:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) THE WRITTEN ACKNOWLEDGEMENT OF THE ISSUER, WHICH ACKNOWLEDGEMENT WILL NOT BE UNREASONABLY WITHHELD, THAT A SALE IS PURSUANT TO A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN INVESTORS' RIGHTS AGREEMENT DATED ON OR ABOUT AUGUST 20, 1999 AND A STOCK RESTRICTION AGREEMENT DATED ON OR ABOUT AUGUST 20, 1999, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. COMPLETE AND CORRECT COPIES OF THESE AGREEMENTS ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                  5.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including Permitted Transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  5.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, exclusive of the provisions thereof governing conflicts of laws.

                  5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  5.6 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine member, and vice versa as the context may require.

                  5.7 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon the date of transmittal of services via telecopy to the party to whom notice is being given, or on the fifth day after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, return receipt requested, and addressed to the other party to:

                           (a) if to the Company, c/o BDS Business Center, Inc.,
628 Hebron Avenue, Building Two, Suite 502, Glastonbury, Connecticut 06033, attention to President, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110-2704, attention to Linda DeRenzo, Esq., or such other address designated by the Company to the Investors and the other parties hereto in writing;

                           (b) if to the Investors, to each Investor at the
mailing address as shown on the signature pages hereto, with a copy to Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, attention to Alexander D. Lynch, Esq., or at such other address designated by an Investor to the Company and the other Investors in writing.

                  5.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  5.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of sixty-six and two-thirds percent (66.67%) of the Series A Redeemable Preferred Stock and the Common Stock issued or issuable upon conversion of the Series B Convertible Preferred Stock, voting together as a single class. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Purchase Agreement then outstanding, each future holder of all such securities, and the Company.

                  5.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  5.11 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  5.12 Entire Agreement; Amendment; Waiver. This Agreement and the documents referred to herein constitute the entire agreement among the parties with regard to the subjects hereof and thereof.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have caused this Investors' Rights Agreement to be duly executed and delivered as of the date first above written.

                                  THE COMPANY:

                                  BDS BUSINESS CENTER, INC.



                                  By: /s/ John M. Hughes
                                  Name: John M. Hughes
                                  Title: Chief Executive Officer

                                  Address:    628 Hebron Avenue
                                              Building Two, Suite 502
                                              Glastonbury, CT  06033



                                  THE INVESTORS:

                                  MORGAN STANLEY VENTURE PARTNERS III, L.P.

                                  By: Morgan Stanley Venture Partners III, L.L.C., its General Partner


                                  By:      Morgan Stanley Venture Capital III,
                                           Inc., its Institutional Managing
                                           Member


                                  By: /s/ Noah Walley
                                  Name:    Noah Walley
                                  Title:   Vice President

                                  Address: 1221 Avenue of the Americas New York, NY 10020
                                                    Fax:  (212) 762-8424



                                  MORGAN STANLEY VENTURE INVESTORS III, L.P.

                                  By: Morgan Stanley Venture Partners III, L.L.C., its General Partner

                                  By:      Morgan Stanley Venture Capital III,
                                           Inc., its Institutional Managing
                                           Member


                                  By:      /s/ Noah Walley
                                  Name:    Noah Walley
                                  Title:   Vice President

                                  Address: 1221 Avenue of the Americas New York, NY 10020
                                                    Fax:  (212) 762-8424


                                  THE MORGAN STANLEY VENTURE PARTNERS
                                    ENTREPRENEUR FUND, L.P.

                                  By: Morgan Stanley Venture Partners III, L.L.C., its General Partner

                                  By:      Morgan Stanley Venture Capital III,
                                           Inc., its Institutional Managing
                                           Member

                                  By: /s/ Noah Walley
                                  Name:    Noah Walley
                                  Title:   Vice President

                                  Address: 1221 Avenue of the Americas New York, NY 10020
                                                    Fax:  (212) 762-8424


                                  J.H. WHITNEY III, L.P.

                                  By:  J.H. Whitney Equity Partners III, LLC,
                                          its General Partner


                                  By: /s/ Peter Huff
                                  Name: Peter Huff
                                  Title:

                                  Address:

                                  WHITNEY STRATEGIC PARTNERS III, L.P.

                                  By:  J.H. Whitney Equity Partners III, LLC
                                          its General Partner

                                  By: /s/ Peter Huff
                                  Name:  Peter Huff
                                  Title:

                                  Address:



                                  CANAAN EQUITY L.P.

                                  By:      Canaan Equity Partners L.L.C


                                  By: /s/ Gregory Kopchinsky
                                  Name: Gregory Kopchinsky
                                  Title:   Member/Manager

                                  Address:          105 Rowayton Avenue
                                                    Rowayton, CT  06853


                                  JAMES C. FURNIVALL

                                  /s/ James C. Furnivall


                                  Address:          c/o Canaan Partners
                                                    105 Rowayton Avenue
                                                    Rowayton, CT  06853


                                  EARL MIX

                                  /s/ Earl Mix


                                  Address:          c/o Canaan Partners
                                                    105 Rowayton Avenue
                                                    Rowayton, CT  06853

                                  ERIC A. YOUNG

                                  /s/ Eric A. Young


                                  Address:       c/o Canaan Partners
                                                 2884 Sand Hill Road, Suite 115
                                                 Menlo Park, CA  94025



                                  THE RYAN ANDERSON YOUNG
                                  IRREVOCABLE TRUST DTD 7/28/95

                                  By: /s/ Eric A. Young
                                  Name:    Eric A. Young
                                  Title:   Trustee

                                  By: /s/ Jean Amrhein Young
                                  Name:    Jean Amrhein Young
                                  Title:   Trustee


                                  Address:       c/o Canaan Partners
                                                 2884 Sand Hill Road, Suite 115
                                                 Menlo Park, CA  94025


                                  THE CONNOR ERICKSON YOUNG
                                  IRREVOCABLE TRUST DTD 7/28/95

                                  By: /s/ Eric A. Young
                                  Name:    Eric A. Young
                                  Title:   Trustee

                                  By: /s/ Jean Amrhein Young
                                  Name:    Jean Amrhein Young
                                  Title:   Trustee


                                  Address:       c/o Canaan Partners
                                                 2884 Sand Hill Road, Suite 115
                                                 Menlo Park, CA  94025

                                  GREGORY KOPCHINSKY

                                  /s/ Gregory Kopchinsky


                                  Address:          c/o Canaan Partners
                                                    105 Rowayton Avenue
                                                    Rowayton, CT  06853


                                  REGENCY ONE, LLC

                                  By:

                                  By: /s/ Morton Handel
                                  Name: Morton Handel
                                  Title: Member

                                  JB VENTURES, LLC

                                  By:

                                  By: /s/ Ronald Jarvis
                                  Name: Ronald Jarvis
                                  Title: Member


                                  R. NELSON GRIEBEL

                                  /s/ R. Nelson Griebel


                                  MICHAEL R. LEZENSKI

                                  /s/ Michael R. Lezenski